UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2004

CNL Retirement Properties, Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-32607	59-3491443
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 South Orange Ave.	32801
Orlando, Florida	(Zip Code)
(Address of principal executive offices)

Registrant's telephone number, including area code: 407-650-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

    Effective as of December 31, 2004, Marcel Verbaas resigned as Chief Investment Officer and Senior Vice President of CNL Retirement Properties, Inc. (the "Company") and CNL Retirement Corp. (the "Advisor").

    Effective as of December 31, 2004, Stuart J. Beebe was appointed Executive Vice President of Acquisitions and Finance of the Company and the Advisor and was relinquished of his position as Chief Financial Officer for the Company and the Advisor.

    Effective as of December 31, 2004, Clark Hettinga, who serves as Senior Vice President of the Company and the Advisor, was appointed Chief Financial Officer of the Company and the Advisor.

    Stuart J. Beebe, age 46, is responsible for negotiating acquisitions, including the related financing, and business development for the Company and the Advisor. He also works closely with other senior management in the development and execution of the Company’s and the Advisor’s business strategy. Prior to joining CNL in December of 1997, Mr. Beebe spent 15 years with Lincoln Property Company, one of the largest, privately held, commercial real estate firms in the country. As senior vice president, Mr. Beebe oversaw the operations of Lincoln's Florida Region, with a direct focus on development and acquisition activities. He also participated in the daily administration of all real estate assets in the region, including project financing and construction, leasing and marketing activities, property and asset management and dispositions. Before joining Lincoln, Mr. Beebe worked for KPMG Peat Marwick as a Certified Public Accountant, specializing in the real estate, banking and natural resources industries. Mr. Beebe received a B.A. in Accounting from Baylor University in 1981. He is a Certified Public Accountant and a Licensed Real Estate Broker in the State of Florida. He is also an active member of the National Association of Real Estate Investment Trusts®, the National Association of Industrial Office Properties and the Urban Land Institute.

    Clark Hettinga, age 39, is responsible for the accounting, financial reporting, finance, internal audit and information systems aspects of the Company and the Advisor. Prior to joining the Company and the Advisor in March 2004, Mr. Hettinga served as the executive vice president and chief financial officer for EdenCare Senior Living Services, LP. ("EdenCare") from 1998 to 2004. Under his management, EdenCare grew to be one of the largest seniors housing owner/operators in the southeastern United States. In November 2003, the Company acquired 25 properties from EdenCare. Mr. Hettinga also served as the chief accounting officer for Physician Health Corporation, a start-up physician practice management company as well as has served as vice president and controller for GranCare, Inc., a NYSE listed health care company. Mr. Hettinga started his career as an auditor for Ernst & Young. Mr. Hettinga holds a BBA in Accounting and Finance from the University of Wisconsin - Milwaukee and is a Certified Public Accountant in the state of Wisconsin. In addition, he is a member of the American Institute of Certified Public Accountants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned thereunto duly authorized.

                   CNL RETIREMENT PROPERTIES, INC.

Date: January 6, 2005	/s/ Clark Hettinga e
Clark Hettinga
Chief Financial Officer